EXHIBIT 10.1

UNSECURED PROMISSORY NOTE

US $399,356.00	August 23, 2010

FOR VALUE RECEIVED, MediaNet Group Technologies, Inc., a Nevada corporation with its principal executive offices located at Boca Center – Tower 1, 5200 Town Center Circle, Suite 601, Boca Raton, FL 33486 (the “Borrower”), promises to pay to the order of Michael Hansen, an individual residing at The Palm Jumeirah, P.O. Box 283612, Dubai, U.A.E. (the “Lender”), the principal sum of US $399,356.00 (Three Hundred Ninety-Nine Thousand Three Hundred Fifty-Six and 00/100 United States Dollars).

If not sooner paid, all outstanding principal shall be due and payable to the Lender on the date that is 364 days after the date of the initial advance which occurred on June 10, 2010, and thereafter is payable upon demand by the Lender. If the due date of any required payment under this Note is not a "business day" (for this purpose, any day other than a Saturday, Sunday or legal holiday observed in the United States), such required payment shall be due and payable on the immediately succeeding business day.

THIS NOTE IS INTEREST-FREE and may be prepaid, in whole or from time to time in part, at anytime, without premium or penalty.  Payments are to be made to the Lender at Fanny-Zoebel Strasse 5, 12435 Berlin, Germany, or at such other place as the Lender may from time to time in writing appoint.  All payments hereunder shall be payable in lawful money of the United States which shall be legal tender for public and private debts at the time of payment.

All notices required or permitted to be given hereunder shall be in writing and shall be effective when mailed, postage prepaid, by registered or certified mail, addressed in the case of the Borrower and the Lender to them at the address first set forth above, or to such other address as either the Borrower or the Lender may from time to time specify by like notice.

No amendment or other modification of this note may be made except in writing, signed by both parties.

         All of the provisions of this Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns.

The Borrower agrees that this Note has been made under and shall be governed by the laws of the State of Florida, without giving effect to the choice of law provisions thereof, in all respects, including matters of construction, validity and performance,

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower, intending to be legally bound hereby, has duly executed this Note the day and year first above written.

MEDIANET GROUP TECHNOLOGIES, INC.:

By:	/s/ Andreas Kusche
Andreas Kusche
General Counsel